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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference of our report dated March 24, 2009 (except for Note 2, as to which the date is January 4, 2010), included in this Form 10-K on the consolidated financial statements of Summer Infant, Inc. as of December 31, 2008 and for the year then ended, to the Company's previously filed registration statements on Form S-8 (No. 333-156725), and Form S-3/A (No. 333-164241).

/s/ McGladrey & Pullen, LLP

MCGLADREY & PULLEN, LLP
New York, New York

March 10, 2010

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM